Exhibit 99.1

TransAct Technologies Reports Preliminary Second Quarter 2025 Financial Results

Sold Over 1,900 Terminals in the Second Quarter 2025, Bringing Six Month Number to 4,292

Total Quarterly FST Revenue Up 14% Year-Over-Year

Quarterly Casino and Gaming Sales Up 42% Year-Over-Year and 14% Sequentially

Hamden, CT – August 6, 2025 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and integrated printing solutions for large and emerging markets, today reported preliminary results for the second quarter ended June 30, 2025.

"We achieved another quarter with growing momentum, and FST results reflecting progress across our sales motion and go-to-market strategies. Our improving operations have helped us achieve profitability, with decreases in net loss for the second quarter and first half of 2025 compared to the corresponding prior-year periods and positive adjusted EBITDA in the second quarter and through the first half of 2025. I am also pleased to announce that we have acquired a perpetual and royalty free license to a copy of the source code for the BOHA! software. This will enable us to modify, enhance, extend, and service our entire BOHA! platform on a go-forward basis as we see fit once the in-housing transition process is complete,” said John Dillon, Chief Executive Officer of TransAct. “In our casino and gaming market, we saw great results in the quarter which, combined with growing strength in non-casino gaming applications such as charitable gaming, drove $7.6 million in revenue. These milestones underscore the progress we have made against the execution of our strategic priorities and pursuit of consistent growth in our results."

Second Quarter 2025 Financial Highlights

•	Net Sales: Net sales for the second quarter of 2025 were $13.8 million, up 6% sequentially and 19% compared to $11.6 million for the second quarter of 2024 as a result of stronger sales in both FST and casino and gaming.

•	FST Recurring Revenue: FST recurring revenue for the second quarter of 2025 was $3.0 million, which represents an increase of 11% sequentially and 7% compared to $2.8 million for the second quarter of 2024.

•	Gross Profit: Gross profit for the second quarter of 2025 was $6.7 million, resulting in gross margin of 48.2%, compared to gross profit of $6.1 million for the second quarter of 2024, resulting in a 52.7% gross margin.

•	Operating loss: Operating loss for the second quarter of 2025 was $(258) thousand, compared to an operating loss of $(15) thousand for the first quarter of 2025 and $(438) thousand for the second quarter of 2024.

•	Net loss: Net loss for the second quarter of 2025 was $(143) thousand, or $(0.01) per diluted share, based on 10.1 million weighted average common shares outstanding. This compares to a net loss for the second quarter of 2024 of $(319) thousand, or $(0.03) per diluted share, based on 10.0 million weighted average common shares outstanding.

•	EBITDA: EBITDA was $28 thousand for the second quarter of 2025, compared to $221 thousand for the first quarter of 2025 and $(190) thousand for the second quarter of 2024.

•	Adjusted EBITDA: Adjusted EBITDA was $478 thousand for the second quarter of 2025, compared to $544 thousand in the first quarter of 2025 and $89 thousand for the second quarter of 2024.

2025 Financial Outlook

•	Net Sales: The Company now expects full year 2025 net sales of between $49 million and $53 million.

•	Adjusted EBITDA: The Company expects full year 2025 adjusted EBITDA to be between $0 (breakeven) and $1.5 million.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Source Code Purchase and Perpetual License Agreement

TransAct today announced that it has acquired a perpetual license to a copy of the source code for the BOHA! software that it licenses from Avery Dennison. Under the terms of the agreement, TransAct has obtained a perpetual and royalty free license to use, host, market, sublicense, distribute, copy, and modify the code as the Company sees fit for its business purposes. The Company expects to launch its fully supported version of BOHA! in early 2027.

2025 Second Quarter Conference Call and Webcast

TransAct is hosting a conference call and webcast today, August 6, 2025, beginning at 4:30 p.m. ET to discuss the Company’s preliminary second quarter 2025 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 800-343-4849 and the conference ID is TRANSACT. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Company” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”), or directly at https://viavid.webcasts.com/starthere.jsp?ei=1728809&tp_key=3eb9a53c63. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net loss before net interest income, income taxes, depreciation, and amortization. A reconciliation of EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net loss before net interest income, income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense and (2) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and integrated printing solutions for large and emerging markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!®, AccuDate®, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 4.0 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2025 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!®, AccuDate®, Epic Edge®, EPICENTRAL® and Ithaca® are registered trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and six months ended June 30, 2025. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and six months ended June 30, 2025. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three and six months ended June 30, 2025, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release include forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may”, “will”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “plan”, “predict”, “design” or “continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; inflation; the Russia-Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products in the United States or abroad, including as a result of trade wars or tariffs; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our ability to achieve the anticipated benefits of our acquisition of a licensed copy of the source code for the BOHA! software and risks to our reputation and business relating to the source code transition; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives and business growth; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the imposition of additional duties, tariffs, quotas, taxes, trade barriers, capital flow restrictions and other charges on imports and exports by the United States or the governments of the countries in which we or our manufacturers and suppliers operate; political and policy uncertainties in connection with the current U.S. presidential administration; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company’s periodic and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow-

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands, except per share data)

Net sales	$13,798	$11,599	$26,851	$22,286
Cost of sales	7,146	5,489	13,840	10,552
Gross profit	6,652	6,110	13,011	11,734

Operating expenses:
Engineering, design and product development	1,725	1,799	3,360	3,765
Selling and marketing	2,103	2,197	4,188	4,280
General and administrative	3,082	2,552	5,736	5,428
	6,910	6,548	13,284	13,473
Operating loss	(258)	(438)	(273)	(1,739)

Interest and other income (expense):
Interest, net	40	26	62	74
Other, net	115	7	178	(53)
	155	33	240	21

Loss before income taxes	(103)	(405)	(33)	(1,718)
Income tax (expense) benefit	(40)	86	(91)	363
Net loss	$(143)	$(319)	$(124)	$(1,355)

Net loss per common share:
Basic	$(0.01)	$(0.03)	$(0.01)	$(0.14)
Diluted	$(0.01)	$(0.03)	$(0.01)	$(0.14)

Shares used in per share calculation:
Basic	10,085	9,997	10,064	9,985
Diluted	10,085	9,997	10,064	9,985

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands)

Food service technology	$4,761	$4,178	$9,669	$7,478
POS automation	590	1,151	1,208	1,802
Casino and gaming	7,629	5,359	14,348	11,055
TransAct Services Group	818	911	1,626	1,951
Total net sales	$13,798	$11,599	$26,851	$22,286

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	June 30,	December 31,
	2025	2024
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$17,746	$14,394
Accounts receivable, net	7,805	6,507
Inventories	12,968	16,161
Prepaid income taxes	431	401
Other current assets	738	899
Total current assets	39,688	38,362

Fixed assets, net	1,513	1,818
Right-of-use assets, net	667	1,141
Goodwill	2,621	2,621
Other assets	60	92
	4,861	5,672
Total assets	$44,549	$44,034

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$3,000	$3,000
Accounts payable	3,925	4,569
Accrued liabilities	4,095	3,253
Lease liabilities	703	955
Deferred revenue	1,162	1,107
Total current liabilities	12,885	12,884

Deferred revenue, net of current portion	333	246
Lease liabilities, net of current portion	-	231
Other liabilities	46	40
	379	517
Total liabilities	13,264	13,401

Shareholders’ equity:
Common stock	141	141
Additional paid-in capital	58,864	58,141
Retained earnings	4,391	4,515
Accumulated other comprehensive loss, net of tax	(1)	(54)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	31,285	30,633
Total liabilities and shareholders’ equity	$44,549	$44,034

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands)

Net loss	$(143)	$(319)	$(124)	$(1,355)

Interest income, net	(40)	(26)	(62)	(74)
Income tax expense (benefit)	40	(86)	91	(363)
Depreciation and amortization	171	241	344	636

EBITDA	28	(190)	249	(1,156)

Share-based compensation expense	450	279	773	544

Adjusted EBITDA	$478	$89	$1,022	$(612)